Exhibit 10.113

AMENDMENT NO. 1 TO EMPLOYMENT AGREEMENT

This Amendment No. 1 to the Employment Agreement (“Amendment”) is by and between Steven J. Ross (“Executive”) and National Investment Managers Inc. (the “Company”), effective as of August 12, 2010.

Whereas, reference is made to a certain Employment Agreement (“Employment Agreement”) between Executive and the Company dated November 30, 2007. All capitalized terms used herein and not otherwise defined herein shall have the meanings as set forth in the Employment Agreement;

Whereas, the Company and Executive are amending the terms of the Employment Agreement;

Now, Therefore, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Executive and the Company hereby agree as follows:

1.
Amend Section 2 by replacing it in its entirety with the following “The Term of the Agreement shall expire on March 31, 2011 (the “Stated Termination Date”), unless terminated earlier pursuant to section 11.”

2.	Section 5 shall expire as of December 31, 2010 and shall not be effective for the period beginning January 1, 2011.

3.	Amend 11(b) by deleting “without extension as described in Section 2”.

4.	Replace section 11(f) in its entirety with the following:

(1)
If Executive’s employment is terminated by Company other than for Cause, Executive shall be entitled to receive payment of his current base salary through the Stated Termination Date and the targeted bonus compensation pursuant hereto payable for such year and medical and other insurance benefits through the Stated Termination Date on a basis that is consistent with medical benefits provided to other employees.  Payments under this clause (1) shall preclude any other compensation to Executive (including, without limitation, any other payment under this Section 11(f)).

(2)
In the event a Change in Control occurs on or prior to the Stated Termination Date and provided that Executive is still employed by the Company on the date of such Change in Control, to reward Executive for his contributions and efforts to the company related to the recapitalization process, Executive shall receive a one-time single payment, which shall preclude any other compensation to Executive (including, without limitation, any other payment under this Section 11(f)), in the amount of seven hundred thousand dollars; provided that, in the event that Executive’s employment is terminated by the Company other than for Cause prior to such date, Executive shall be entitled the payment under this clause (2). Payment shall be made within one (1) business day after a Change of Control.  In addition, Company shall provide Executive with medical benefits through December 31, 2011 on a basis that is consistent with medical benefits provided to other employees should Executive’s employment be terminated related to a Change of Control.

Exhibit 10.113
(3)
As a condition to the salary and benefit continuation under this Section 11(f), Executive must first execute and deliver to Company, in a form prepared by Company, a release of all claims against Company and other appropriate parties, excluding Company’s performance under this Section 11(f) and of Executive’s vested rights under any Company sponsored retirement plans, 401(k) plans and stock ownership plans.  Executive shall also be entitled to reimbursement of all expenses.

5.	Section 12(c) of the Employment Agreement is hereby deleted.

6.	No other changes to the Employment Agreement are made, except as expressly set forth herein.

7.
This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assign, and no other parties shall be a beneficiary hereunder.  Neither this Amendment nor any of the provisions hereof can be changed, waived, discharged or terminated except by a written instrument signed by the party against whom enforcement the change, waiver, discharge or termination is sought.

8.
This Amendment may be signed in counterparts, each of which shall be deemed an original and all of which, when taken together, shall constitute one and the same instrument.  Signatures delivered by facsimile transmission shall have the same force and effect as original signatures delivered in person.

[Remainder of Page Intentionally Blank – Signature Page Follows]

Exhibit 10.113

IN WITNESS WHEREOF, the parties have executed this Amendment as of the day and year first above written.

NATIONAL INVESTMENT MANAGERS INC.                                                                                            STEVEN J. ROSS

By: _/s/ John M. Davis____________                                                                                                           By:_/s/ Steven J. Ross______________
Name: John M. Davis
Title:    President & COO